                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                               (AMENDMENT NO. __)

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): October 20, 2004

                               Jarden Corporation
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             (Exact name of registrant as specified in its charter)

        Delaware                       0-21052                  35-1828377
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(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)           Identification No.)

555 Theodore Fremd Avenue, Rye, New York                                  10580
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(Address of principal executive offices)                              (Zip Code)

       Registrant's telephone number, including area code: (914) 967-9400
                                 --------------

         (Former name or former address, if changed since last report.)

ITEM 7.01 REGULATION FD DISCLOSURE

The following information is being furnished under Item 7.01 "Regulation FD
Disclosure." This information shall not be deemed "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange
Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

As previously announced, the Company received a Commitment Letter dated
September 19, 2004 from Citicorp USA, Inc. (together with its affiliates,
"Citigroup") and Canadian Imperial Bank of Commerce (together with its affiliates, "CIBC") to provide senior secured credit facilities to finance the proposed acquisition by the Company of all of the capital stock of American
Household, Inc. (the "AHI Acquisition"), certain related costs and for other corporate purposes (the "Debt Financing"). In accordance with the terms of the
Commitment Letter and for purposes of determining, among other things, bank covenant levels, the Company intends to provide potential senior lenders in the
Debt Financing with (i) the AHI Financial Statements (as defined below) and (ii)
financial information regarding estimated adjusted EBITDA amounts for American
Household, Inc. ("AHI") of $118.3 million for the four quarters ended June 30,
2004. The adjustments to operating profit used to arrive at this amount aggregate approximately $42 million consisting principally of non-acquisition related restructuring charges, one-time items and foreign exchange effects. The adjustments recorded to calculate estimated adjusted EBITDA are likely to vary from those adjustments that the Company would include in pro forma combined financial information to be presented in the Company's Form 8-K required to be filed following completion of the AHI Acquisition.

The Company will also provide the Lenders with the following (collectively, the
"AHI Financial Statements"):

     o   Unaudited Consolidated Statements of Operations for the Years Ended
         December 31, 2003 (Successor Company), December 31, 2002 and 2001
         (Predecessor Company);

     o   Unaudited Consolidated Balance Sheets at December 31, 2003 and December
         31, 2002 (Successor Company);

     o   Unaudited Consolidated Statements of Shareholders' Equity (Deficiency)
         as of December 31, 2003 and 2002 (Successor Company), and December 31,
         2001 (Predecessor Company);

     o   Unaudited Consolidated Statements of Cash Flows for the Years Ended
         December 31, 2003 (Successor Company), December 31, 2002 and 2001
         (Predecessor Company); and

     o   Notes to Unaudited Consolidated Financial Statements.

The AHI Financial Statements are based on audited financial statements of AHI but are being furnished as unaudited for purposes of this Regulation FD
Disclosure. The Company will file audited historical AHI financial statements following completion of the AHI Acquisition as required by the relevant Form 8-K rules.

No assurances can be given that the AHI acquisition will be consummated. If the
AHI acquisition is consummated, actual results may vary materially from the expectations contained herein.

Except for historical information all information in this report consists of forward-looking statements within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the
Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks, uncertainties and other factors, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. These risks, uncertainties and other factors include, among other things, the Company's ability to complete the AHI transaction and the transactions described above, whether on favorable terms or at all; the Company's ability to control costs; the Company's debt levels and its ability to service existing debt; the Company's ability to comply with restrictive covenants contained in the instruments governing its indebtedness or obtain waivers if not in compliance; legal and regulatory proceedings and developments; general economic and political conditions; seasonal fluctuations in demand and the impact of weather on sales; the Company's ability to identify trends in the markets and to offer new solutions that address the changing needs of these markets; the Company's ability to successfully execute its business model and enhance its product mix; the Company's ability to compete successfully against competitors; and the other risks identified from time to time in the
Company's Securities and Exchange Commission filings.

The Company is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking or other statements contained herein, whether as a result of new information, future events, or otherwise.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits. The following exhibit is furnished herewith:

     Exhibit       Description

     99.1          AHI Financial Statements (as defined above)*

* The following information is being furnished under Item 7.01. This information shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2004

                                         JARDEN CORPORATION

                                         By: /s/ Desiree DeStefano
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                                             Name:  Desiree DeStefano
                                             Title: Senior Vice President